SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2010

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

15 Network Drive, Burlington, Massachusetts 01803 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code (781) 993-2300

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

      On February 9, 2010, the Board of Directors of Palomar Medical Technologies, Inc. (the “Company”) adopted a 2010 Incentive Compensation Program – Executive Officer Level (the “Program”) for fiscal year 2010. Under the Program, if the Company meets a certain base level profit milestone, executive officers would be eligible to receive a cash bonus of up to 36.29% of such officer’s annual base salary. In addition, these officers would be eligible to receive an additional cash bonus of up to 1.82% of such officer’s annual base salary for each additional $100,000 achieved by the Company above the base level milestone up to a maximum of 200% of each officer’s annual base salary. The actual amount of eligible bonus is subject to a determination by the Compensation Committee as to the officer’s contribution toward achieving the Company’s 2010 Operating Plan.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number	Title

10.1*	2010 Incentive Compensation Program – Executive Officer Level

*	Portions of this exhibit have been omitted subject to a pending request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, and in connection with that request an unredacted copy of this exhibit has been filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: February 24, 2010

EXHIBIT INDEX

Number	Title

10.1*	2010 Incentive Compensation Program – Executive Officer Level

*	Portions of this exhibit have been omitted subject to a pending request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, and in connection with that request an unredacted copy of this exhibit has been filed with the SEC.